UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: October 13, 2010
(Date of earliest event reported)

NATURAL RESOURCES USA CORPORATION
(Exact name of registrant as specified in its charter)

000-15474
(Commission File Number)

Utah	87-0403973
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3200 County Road 31, Rifle, Colorado 81650
(Address of principal executive offices, including zip code)

(720) 876-2373
(Registrant’s telephone number, including area code)

AmerAlia, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Material Information

Our subsidiary, Natural Soda Holdings, Inc. (NSHI) has been informed by the BLM, and the BLM has announced publicly, that NSHI’s nomination for an oil shale Research, Development & Demonstration (RD&D) lease warrants further consideration by the BLM.  The BLM also announced that two other nominations for RD&D leases submitted by third parties warrant further consideration by the BLM.

The BLM informed NSHI that an Interdisciplinary Review Team (IDRT) established by the BLM determined that NSHI’s nomination has the potential to advance the knowledge of oil shale technology, economics, and environmental effects.  As a result of further review within the BLM and the Department of the Interior, the decision was made to forward NSHI’s nomination to the BLM Colorado State Director to begin review under the National Environmental Policy Act (NEPA).

The BLM announced that the Colorado and Utah offices of the BLM will now conduct a NEPA review of NSHI’s nomination.  According to the BLM’s announcement, the analysis may take from four to 18 months to complete, depending upon the complexity of the resource issues to be analyzed.

In early 2010 NSHI submitted a nomination for the conduct of oil shale research, development, and demonstration under a 10-year lease term covering 640 acres of land that is part of our sodium leases.  The BLM announced that these RD&D leases will contain substantial diligence requirements, including specific timeframes for submitting plans of development, obtaining state and local permits, developing infrastructure, and submitting quarterly reports.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL RESOURCES USA CORPORATION (Registrant)
Date: October 15, 2010

	By:	/s/ Robert van Mourik
	Name:	Robert van Mourik
	Title:	Chief Financial Officer